Pricing Supplement dated February 6, 2026
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-287303

$2,717,500 Barclays Bank PLC Airbag In-Digital Securities

Linked to an Equally Weighted Basket of Two Exchange-Traded Funds due May 11, 2027

Investment Description

The Airbag In-Digital Securities (the “Securities”) are unsecured and unsubordinated debt obligations issued by Barclays Bank PLC (the “Issuer”) with returns linked to the performance of an equally weighted basket (the “Basket”) consisting of the iShares® MSCI Brazil ETF and the iShares® China Large-Cap ETF (each, a “Basket Component” and, together, the “Basket Components”). If the Final Basket Level is greater than or equal to the Digital Barrier (which is equal to the Downside Threshold), the Issuer will pay you a cash payment at maturity equal to the principal amount of your Securities plus a return equal to the Digital Return of 17.05%. However, if the Final Basket Level is less than the Downside Threshold, the Issuer will pay you a cash payment at maturity that is less than the principal amount, if anything, resulting in a loss of 1.1111% of principal for every 1% decline in the Basket in excess of the Threshold Percentage of 10%. In this case, you will be exposed on a leveraged basis to the decline in the Basket in excess of the Threshold Percentage and could lose all of your initial investment. Investing in the Securities involves significant risks. The Issuer will not pay any interest on the Securities. You may lose some or all of your principal. The Final Basket Level is observed relative to the Digital Barrier only on the Final Valuation Date, and the Digital Return and the contingent repayment of principal apply only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PS-4 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Securities. See “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.

Features	Key Dates[1]

❑	Digital Return Feature: At maturity, if the Final Basket Level is greater than or equal to the Digital Barrier (which is equal to the Downside Threshold), the Issuer will pay you a payment at maturity equal to the principal amount of your Securities plus a return equal to the Digital Return.
❑	Downside Market Exposure: If the Final Basket Level is less than the Downside Threshold, at maturity, the Issuer will repay less than the full principal amount, if anything, resulting in a loss of 1.1111% of principal for every 1% decline in the Basket in excess of the Threshold Percentage. The Final Basket Level is observed relative to the Downside Threshold only on the Final Valuation Date, and the Digital Return and the contingent repayment of principal apply only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC.

Trade Date:	February 6, 2026
Settlement Date:	February 11, 2026
Final Valuation Date:	May 7, 2027
Maturity Date:	May 11, 2027
[1]	The Final Valuation Date and the Maturity Date are subject to postponement. See “Final Terms” on page PS-6 of this pricing supplement.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE UP TO THE FULL DOWNSIDE MARKET RISK OF THE BASKET. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF BARCLAYS BANK PLC. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE PS-8 OF THIS PRICING SUPPLEMENT AND “RISK FACTORS” BEGINNING ON PAGE S-9 OF THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

NOTWITHSTANDING AND TO THE EXCLUSION OF ANY OTHER TERM OF THE SECURITIES OR ANY OTHER AGREEMENTS, ARRANGEMENTS OR UNDERSTANDINGS BETWEEN BARCLAYS BANK PLC AND ANY HOLDER OR BENEFICIAL OWNER OF THE SECURITIES (OR THE TRUSTEE ON BEHALF OF THE HOLDERS OF THE SECURITIES), BY ACQUIRING THE SECURITIES, EACH HOLDER OR BENEFICIAL OWNER OF THE SECURITIES ACKNOWLEDGES, ACCEPTS, AGREES TO BE BOUND BY AND CONSENTS TO THE EXERCISE OF, ANY U.K. BAIL-IN POWER BY THE RELEVANT U.K. RESOLUTION AUTHORITY. SEE “CONSENT TO U.K. BAIL-IN POWER” ON PAGE PS-4 OF THIS PRICING SUPPLEMENT.

Security Offering

We are offering Airbag In-Digital Securities linked to an equally weighted basket consisting of the iShares® MSCI Brazil ETF and the iShares® China Large-Cap ETF. The return on the Securities is subject to, and will not exceed, the Digital Return. The Securities are offered at a minimum investment of $1,000 (100 Securities).

Basket Components	Weighting	Initial Component Price*	Digital Return	Initial Basket Level	Digital Barrier	Downside Threshold	Threshold Percentage	Downside Gearing	CUSIP / ISIN
iShares® MSCI Brazil ETF (EWZ)	50.00%	$37.56	17.05%	100.00	90.00, which is 90% of the Initial Basket Level	90.00, which is 90% of the Initial Basket Level	10%	Approximately 1.1111	06748V766 / US06748V7661
iShares® China Large-Cap ETF (FXI)	50.00%	$39.22

* The Initial Component Price of each Basket Component is the Closing Price of that Basket Component on the Trade Date.

See “Additional Information about Barclays Bank PLC and the Securities” on page PS-2 of this pricing supplement. The Securities will have the terms specified in the prospectus dated May 15, 2025, the prospectus supplement dated May 15, 2025, the underlying supplement dated May 15, 2025 and this pricing supplement.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of the Securities. In addition, Barclays Capital Inc. or any other of our affiliates may use this pricing supplement in market resale transactions in any of the Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Securities constitute our unsecured and unsubordinated obligations. The Securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

	Initial Issue Price[1,2]	Underwriting Discount[2]	Proceeds to Barclays Bank PLC
Per Security	$10	$0	$10
Total	$2,717,500	$0	$2,717,500
[1]	Our estimated value of the Securities on the Trade Date, based on our internal pricing models, is $9.96 per Security. The estimated value is less than the initial issue price of the Securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PS-3 of this pricing supplement.

[2]	All sales of the Securities will be made to certain fee-based advisory accounts for which UBS Financial Services Inc. is an investment advisor. UBS Financial Services Inc. will act as placement agent at an initial issue price of $10 per Security and will not receive a sales commission. See “Supplemental Plan of Distribution” below.

UBS Financial Services Inc.	Barclays Capital Inc.

Additional Information about Barclays Bank PLC and the Securities

You should read this pricing supplement together with the prospectus dated May 15, 2025, as supplemented by the prospectus supplement dated May 15, 2025 relating to our Global Medium-Term Notes, Series A, of which these Securities are a part, and the underlying supplement dated May 15, 2025. This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Key Risks” in this pricing supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

If the terms set forth in this pricing supplement differ from those set forth in the prospectus, prospectus supplement or underlying supplement, the terms set forth herein will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

t	Prospectus dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000119312525120720/d925982d424b2.htm

t	Prospectus supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006051/dp228678_424b2-prosupp.htm

t	Underlying supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006053/dp228705_424b2-underl.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC. In this pricing supplement, “Securities” refers to the Airbag In-Digital Securities that are offered hereby, unless the context otherwise requires.

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the Trade Date is based on our internal funding rates. Our estimated value of the Securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Securities on the Trade Date is less than the initial issue price of the Securities. The difference between the initial issue price of the Securities and our estimated value of the Securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

Our estimated value on the Trade Date is not a prediction of the price at which the Securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Trade Date for a temporary period expected to be approximately three months after the initial issue date of the Securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities that we will no longer expect to incur over the term of the Securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the Securities and/or any agreement we may have with the distributors of the Securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Key Risks” beginning on page PS-8 of this pricing supplement.

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the Securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the Securities (or the trustee on behalf of the holders of the Securities), by acquiring the Securities, each holder or beneficial owner of the Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the Securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the Securities of such shares, securities or obligations); (iii) the cancellation of the Securities and/or (iv) the amendment or alteration of the maturity of the Securities, or the amendment of the amount of interest or any other amounts due on the Securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the Securities further acknowledges and agrees that the rights of the holders or beneficial owners of the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the Securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Key Risks—Risks Relating to the Issuer—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Selected Purchase Considerations
The Securities may be appropriate for you if:	The Securities may not be appropriate for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You can tolerate a loss of some or all of your initial investment, and you are willing to make an investment that is subject to leveraged downside market exposure to any decline of the Basket in excess of the Threshold Percentage.

♦	You seek an investment with exposure to the Basket, and you believe the level of the Basket is likely to close at or above the Digital Barrier on the Final Valuation Date and will not increase by a greater percentage than the Digital Return over the term of the Securities.

♦	You understand and accept that any positive return on the Securities will be limited to the Digital Return, and you will not participate in any percentage increase in the level of the Basket above the Digital Return.

♦	You are willing to invest in the Securities based on the Digital Return specified on the cover of this pricing supplement.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Basket.

♦	You do not seek current income from this investment, and you are willing to forgo any dividends paid on the Basket Components or the component securities held by the Basket Components.

♦	You are willing and able to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

♦	You understand and are willing to accept the risks associated with the Basket and the Basket Components.

♦	You are willing and able to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments under the Securities and understand that if Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power, you might not receive any amounts due to you under the Securities, including any repayment of principal.

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You cannot tolerate the loss of some or all of your initial investment, or you are not willing to make an investment that is subject to leveraged downside market exposure to any decline of the Basket in excess of the Threshold Percentage.

♦	You do not seek an investment with exposure to the Basket, or you believe the level of the Basket is unlikely to close at or above the Digital Barrier on the Final Valuation Date or will increase by a greater percentage than the Digital Return over the term of the Securities.

♦	You seek an investment that provides for participation in any percentage increase in the level of the Basket above the Digital Return.

♦	You are unwilling to invest in the Securities based on the Digital Return specified on the cover of this pricing supplement.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Basket.

♦	You seek current income from this investment, or you would prefer to receive any dividends paid on the Basket Components or the component securities held by the Basket Components.

♦	You are unable or unwilling to hold the Securities to maturity, or you seek an investment for which there will be an active secondary market.

♦	You do not understand or are not willing to accept the risks associated with the Basket or the Basket Components.

♦	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings that bear interest at a prevailing market rate.

♦	You are not willing or are unable to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments due to you under the Securities, including any repayment of principal.

The considerations identified above are not exhaustive. Whether or not the Securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page PS-8 of this pricing supplement and the “Risk Factors” beginning on page S-9 of the prospectus supplement for risks related to an investment in the Securities. For more information about the Basket and the Basket Components, please see the sections titled “The Basket,” ”iShares® MSCI Brazil ETF” and “iShares® China Large-Cap ETF” below.

Final Terms[1]
Issuer:	Barclays Bank PLC
Principal Amount:	$10 per Security
Term[2]:	Approximately 15 months. See “Key Dates” on the cover of this pricing supplement.[2]
Basket:

The Securities are linked to an equally weighted basket (the “Basket”) consisting of two exchange-traded funds (each, a “Basket Component” and, together, the “Basket Components”). The Basket Components, the Bloomberg ticker symbol for each Basket Component and the weighting of each Basket Component are as follows:

Basket Component	Ticker	Weighting
iShares® MSCI Brazil ETF (the “EWZ Fund”)	EWZ<Fund>	50.00%
iShares® China Large-Cap ETF (the “FXI Fund”)	FXI<Fund>	50.00%
Payment at Maturity (per Security):

•

If the Final Basket Level is greater than or equal to the Digital Barrier (which is equal to the Downside Threshold), the Issuer will pay you a payment at maturity equal to the principal amount plus a return equal to the Digital Return. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × Digital Return)

•

If the Final Basket Level is less than the Downside Threshold, the Issuer will repay less than the full principal amount at maturity, if anything, resulting in a loss of 1.1111% of principal for every 1% decline in the Basket in excess of the Threshold Percentage. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + [$10 × (Basket Return + Threshold Percentage) × Downside Gearing]

If the Final Basket Level is less than the Downside Threshold, your principal is exposed on a leveraged basis to the decline in the Basket in excess of the Threshold Percentage, and you will lose some or all of the principal amount of the Securities at maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.

Digital Return:	17.05%
Digital Barrier:	90.00, which is 90% of the Initial Basket Level
Downside Threshold:	90.00, which is 90% of the Initial Basket Level
Threshold Percentage:	10%
Downside Gearing:	1 / (1 – Threshold Percentage), which equals approximately 1.1111
Basket Return:	Final Basket Level – Initial Basket Level Initial Basket Level
Initial Basket Level:	100.00
Final Basket Level:	The Final Basket Level will be calculated as follows: 100 × [1+ (Component Return of EWZ Fund × 50.00%) + (Component Return of FXI Fund × 50.00%)]
Component Return:	With respect to each Basket Component, the Component Return will be calculated as follows: Final Component Price – Initial Component Price Initial Component Price
Initial Component Price:	With respect to each Basket Component, the Closing Price of that Basket Component on the Trade Date, as specified on the cover of this pricing supplement
Final Component Price:	With respect to each Basket Component, the Closing Price of that Basket Component on the Final Valuation Date
Closing Price:	With respect to each Basket Component, Closing Price has the meaning set forth under “Reference Assets—Exchange-Traded Funds—Special Calculation Provisions” in the prospectus supplement.
Calculation Agent:	Barclays Bank PLC
[1]	Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement. The Basket Components and the terms of the Securities are subject to adjustment by the Calculation Agent and the Maturity Date may be accelerated, in each case under certain circumstances as set forth in the accompanying prospectus supplement. See “Key Risks—Risks Relating to the Basket Components” below.

[2]	Subject to postponement in certain circumstances, as described under “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with an Exchange-Traded Fund That Holds Equity Securities as a Reference Asset,” “Reference Assets—Baskets—Scheduled Trading Days and Market Disruption Events for Securities Linked to a Basket of Equity Securities, Exchange-Traded Funds, Equity Indices and/or Equity Futures Indices” and “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement

Investment Timeline
Trade Date:	The Initial Component Price of each Basket Component is observed, the Initial Basket Level is set equal to 100.00 and the Digital Return is set.

Maturity Date:

The Final Component Price of each Basket Component is observed and the Final Basket Level and the Basket Return are determined on the Final Valuation Date.

If the Final Basket Level is greater than or equal to the Digital Barrier (which is equal to the Downside Threshold), the Issuer will pay you a payment at maturity equal to the principal amount plus a return equal to the Digital Return. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × Digital Return)

If the Final Basket Level is less than the Downside Threshold, the Issuer will repay less than the full principal amount at maturity, if anything, resulting in a loss of 1.1111% of principal for every 1% decline in the Basket in excess of the Threshold Percentage. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + [$10 × (Basket Return + Threshold Percentage) × Downside Gearing]

If the Final Basket Level is less than the Downside Threshold, your principal is exposed on a leveraged basis to the decline in the Basket in excess of the Threshold Percentage, and you will lose some or all of the principal amount of the Securities at maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.

Investing in the Securities involves significant risks. The Issuer will not pay any interest on the Securities. You may lose some or all of your principal. The Final Basket Level is observed relative to the Downside Threshold only on the Final Valuation Date, and the Digital Return and the contingent repayment of principal apply only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Securities.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Basket, any Basket Component, the component securities held by the Basket Components or the securities composing the Underlying Indices (as defined with respect to each Basket Component under ”iShares® MSCI Brazil ETF” and “iShares® China Large-Cap ETF” below). Some of the risks that apply to an investment in the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the prospectus supplement. You should not purchase the Securities unless you understand and can bear the risks of investing in the Securities.

Risks Relating to the Securities Generally

♦	You risk losing some or all of your principal — The Securities differ from ordinary debt securities in that the Issuer will not necessarily pay the full principal amount of the Securities at maturity. The Issuer will repay you the principal amount of your Securities only if the Final Basket Level is greater than or equal to the Digital Barrier and will make such payment only at maturity. If the Final Basket Level is less than the Downside Threshold, you will be exposed on a leveraged basis to the decline in the Basket in excess of the Threshold Percentage and the Issuer will repay less than the full principal amount of the Securities at maturity, if anything, resulting in a loss of 1.1111% of principal for every 1% decline in the Basket in excess of the Threshold Percentage. Accordingly, you may lose some or all of your principal.

♦	Your maximum return on the Securities is limited by the Digital Return — If the Final Basket Level is greater than or equal to the Digital Barrier, for each Security, the Issuer will pay you at maturity $10 plus a return equal to the Digital Return, regardless of any appreciation of the Basket, which may be significant. Therefore, you will not benefit from appreciation of the Basket in excess of an amount that equals the Digital Return, and your return on the Securities may be less than the return on a direct investment in the Basket Components or the component securities held by the Basket Components.

♦	No interest payments — The Issuer will not make periodic interest payments on the Securities.

♦	Any payment on the Securities will be determined based on the Closing Prices of the Basket Components on the dates specified — Any payment on the Securities will be determined based on the Closing Prices of the Basket Components on the dates specified. You will not benefit from any more favorable values of the Basket Components determined at any other time.

♦	Contingent repayment of principal applies only if you hold the Securities to maturity — You should be willing to hold your Securities to maturity. The market value of the Securities may fluctuate between the date you purchase them and the Final Valuation Date. If you are able to sell your Securities prior to maturity in the secondary market, if any, you may have to sell them at a loss relative to your initial investment even if at that time the value of the Basket is greater than the Digital Barrier.

♦	The Digital Return applies only if you hold the Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, if any, the price you receive likely will not reflect the full economic value of the Digital Return or the Securities themselves, and the return you realize may be less than the Basket’s return itself, even if such return is positive or is negative but the value of the Basket is not below the Digital Barrier. You can receive the full benefit of the Digital Return only if you hold your Securities to maturity.

♦	The probability that the Final Basket Level will be less than the Downside Threshold will depend on the volatility of the Basket — Volatility is a measure of the degree of variation in the value of the Basket over a period of time. The greater the expected volatility at the time the terms of the Securities are set, the greater the expectation is at that time that the Final Basket Level will be less than the Downside Threshold, which would result in a loss of some or all of your principal at maturity. However, the Basket’s volatility can change significantly over the term of the Securities. The value of the Basket could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Basket and the potential loss of some or all of your principal at maturity.

♦	Correlation (or lack of correlation) of performances among the Basket Components may adversely affect your return on the Securities, and changes in the values of the Basket Components may offset each other — “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the values of the Basket Components may not correlate with each other. At a time when the value of a Basket Component increases in value, the value of another Basket Component may not increase as much, or may even decline in value. Therefore, in calculating the Basket Components’ performance on the Final Valuation Date, an increase in the value of a Basket Component may be moderated, or wholly offset, by a lesser increase or by a decline in the value of another Basket Component. Further, because the Basket Components are unequally weighted, increases in the values of the lower-weighted Basket Components may be offset by even small decreases in values of the more heavily weighted Basket Components. In addition, however, high correlation of movements in the values of the Basket Components could adversely affect your return on the Securities during periods of negative performance of the Basket Components. Changes in the correlation of the Basket Components may adversely affect the market value of the Securities.

♦	Owning the Securities is not the same as owning the Basket Components or the securities held by the Basket Components — The return on your Securities may not reflect the return you would realize if you actually owned the Basket Components or the securities held by the Basket Components. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the Basket Components or the securities held by the Basket Components would have.

♦	The U.S. federal income tax consequences of an investment in the Securities are uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid forward contracts, as described under “What Are the Tax Consequences of an Investment in the Securities?” below. If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of the ownership and disposition of the Securities could be materially and adversely affected.

Even if the treatment of the Securities is respected, the IRS may assert that the Securities constitute “constructive ownership transactions” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), in which case gain recognized in respect of the Securities that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the Securities' term. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the Securities.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Securities (including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Issuer

♦	Credit of Issuer — The Securities are unsecured and unsubordinated debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the Securities.

♦	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority — Notwithstanding and to the exclusion of any other term of the Securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the Securities (or the trustee on behalf of the holders of the Securities), by acquiring the Securities, each holder or beneficial owner of the Securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the Securities losing all or a part of the value of your investment in the Securities or receiving a different security from the Securities, which may be worth significantly less than the Securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the Securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Securities will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Securities. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Basket Components

♦	Certain features of the Basket Components will impact the value of the Securities — The performance of each Basket Component will not fully replicate the performance of its Underlying Index, and each Basket Component may hold securities or other assets not included in its Underlying Index. The value of each Basket Component is subject to:

o	Management risk. This is the risk that the investment strategy for a Basket Component, the implementation of which is subject to a number of constraints, may not produce the intended results. Each Basket Component’s investment adviser may have the right to use a portion of that Basket Component’s assets to invest in shares of equity securities that are not included in its Underlying Index. Each Basket Component is not actively managed, and each Basket Component’s investment adviser will generally not attempt to take defensive positions in declining markets.

o	Derivatives risk. Each Basket Component may invest in derivatives, including forward contracts, futures contracts, options on futures contracts, options and swaps. A derivative is a financial contract, the value of which depends on, or is derived from, the value of an underlying asset such as a security or an index. Compared to conventional securities, derivatives can be more sensitive to changes in interest rates or to sudden fluctuations in market prices, and thus a Basket Component’s losses may be greater than if that Basket Component invested only in conventional securities.

o	Transaction costs and fees. Unlike the Underlying Indices, each Basket Component will reflect transaction costs and fees that will reduce its performance relative to its Underlying Index.

Generally, the longer the time remaining to maturity, the more the market price of the Securities will be affected by the factors described above. In addition, a Basket Component may diverge significantly from the performance of its Underlying Index due to differences in trading hours between that Basket Component and the securities composing its Underlying Index or other circumstances. During periods of market volatility, the component securities held by a Basket Component may be unavailable in the secondary market, market participants may be unable to calculate accurately the intraday net asset value per share of that Basket Component and the liquidity of that Basket Component may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in a Basket Component. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Basket Component. As a result, under these circumstances, the market value of a Basket Component may vary substantially from the net asset value per share of that Basket Component. Because the Securities are linked to the performance of the Basket Components and not the Underlying Indices, the return on your Securities may be less than that of an alternative investment linked directly to the Underlying Indices.

♦	Anti-dilution protection is limited, and the Calculation Agent has discretion to make anti-dilution adjustments — The Calculation Agent may in its sole discretion make adjustments affecting the amounts payable on the Securities upon the occurrence of certain events that the Calculation Agent determines have a diluting or concentrative effect on the theoretical value of the shares of a Basket Component. However, the Calculation Agent might not make such adjustments in response to all events that could affect the shares of a Basket Component. The occurrence of any such event and any adjustment made by the Calculation Agent (or a determination by the Calculation Agent not to make any adjustment) may adversely affect the market price of, and any amounts payable, on the Securities. See “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with an Exchange-Traded Fund as a Reference Asset—Anti-dilution Adjustments” in the accompanying prospectus supplement.

♦	Adjustments to a Basket Component or its Underlying Index could adversely affect the value of the Securities or result in the Securities being accelerated — The investment adviser of a Basket Component may add, delete or substitute the component securities held by that Basket Component or make changes to its investment strategy, and the sponsor of an Underlying Index may add, delete, substitute or adjust the securities composing that Underlying Index or make other methodological changes to that Underlying Index that could affect its performance. In addition, if the shares of a Basket Component are de-listed or if a Basket Component is liquidated or otherwise terminated, the Calculation Agent may select a successor fund that the Calculation Agent determines to be comparable to that Basket Component or, if no successor fund is available, the Maturity Date of the Securities will be accelerated for a payment determined by the Calculation Agent. Any of these actions could adversely affect the value of the relevant Basket Component and, consequently, the value of the Securities. Any amount payable upon acceleration could be significantly less than the amount(s) that would be due on the Securities if they were not accelerated. However, if we elect not to accelerate the Securities, the value of, and any amount payable on, the Securities could be adversely affected, perhaps significantly. See “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with an Exchange-Traded Fund as a Reference Asset—Discontinuance of an Exchange-Traded Fund” in the accompanying prospectus supplement.

♦	There are risks associated with investments linked to the value of non-U.S. securities in non-U.S. securities markets — The component securities held by the Basket Components are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities, such as the Securities, involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

♦	Risks associated with emerging markets — The component securities held by the Basket Components have been issued by companies based in emerging markets. Emerging markets pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable financial markets and governments; may present the risks of nationalization of businesses; may impose restrictions on currency conversion, exports or foreign ownership and prohibitions on the repatriation of assets; may pose a greater likelihood of regulation by the national, provincial and local governments of the emerging market countries, including the imposition of currency exchange laws and taxes; and may have less protection of property rights, less access to legal recourse and less comprehensive financial reporting and auditing requirements than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions. The currencies of emerging markets may also be less liquid and more volatile than those of developed markets and may be affected by political and economic developments in different ways than developed markets. The foregoing factors may adversely affect the performance of companies based in emerging markets.

t	The price of the Basket Components are subject to currency exchange risk with respect to the U.S. dollar and the non-U.S. currencies represented in the Basket Components — Because the prices of the Basket Components are related to the U.S. dollar value of the component securities held by the Basket Components, the prices of the Basket Components will be exposed to the currency exchange rate risk with respect to each of the currencies in which the component securities held by the Basket Components trade. An investor’s net exposure will depend on the extent to which each of those non-U.S. currencies strengthens or weakens against the U.S. dollar and the relative weight of the component securities denominated in those non-U.S. currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those non-U.S. currencies, the prices of the Basket Components will be adversely affected and any payments on the Securities may be reduced.

Exchange rate movements for a particular currency are volatile and are the result of numerous factors, including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. Of particular importance to potential currency exchange risk are:

o	existing and expected rates of inflation;

o	existing and expected interest rate levels;

o	the balance of payments between the countries represented in the Basket Components and the United States; and

o	the extent of governmental surpluses or deficits in the countries represented in the Basket Components and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the Basket Components, the United States and other countries important to international trade and finance.

♦	We may accelerate the Securities if a change-in-law event occurs — Upon the occurrence of legal or regulatory changes that may, among other things, prohibit or otherwise materially restrict persons from holding the Securities or a Basket Component or its components, or engaging in transactions in them, the Calculation Agent may determine that a change-in-law event has occurred and accelerate the Maturity Date for a payment determined by the Calculation Agent in its sole discretion. Any amount payable upon acceleration could be significantly less than any amount that would be due on the Securities if they were not accelerated. However, if the Calculation Agent elects not to accelerate the Securities, the value of, and any amount payable on, the Securities could be adversely affected, perhaps significantly, by the occurrence of those legal or regulatory changes. See “Terms of the Notes—Change-in-Law Events” in the accompanying prospectus supplement.

Risks Relating to Conflicts of Interest

♦	Dealer incentives — We, the Agents and affiliates of the Agents act in various capacities with respect to the Securities. The Agents and various affiliates may act as a principal, agent or dealer in connection with the Securities. We will not pay compensation to the Agents in connection with the distribution of the Securities.

♦	Potentially inconsistent research, opinions or recommendations by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates — Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates and agents may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities, the Basket and the Basket Components.

♦	Potential Barclays Bank PLC impact on the prices of the Basket Components — Trading or transactions by Barclays Bank PLC or its affiliates in the Basket Components, the component securities held by the Basket Components or the securities composing the Underlying Indices and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Basket Components, the component securities held by the Basket Components or the securities composing the Underlying Indices may adversely affect the prices of the Basket Components and, therefore, the market value of the Securities.

♦	We and our affiliates may engage in various activities or make determinations that could materially affect your Securities in various ways and create conflicts of interest — We and our affiliates play a variety of roles in connection with the issuance of the Securities, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the Securities.

In connection with our normal business activities and in connection with hedging our obligations under the Securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to a Basket Component or the component securities held by a Basket Component. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the Securities.

In addition, the role played by Barclays Capital Inc., as the agent for the Securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Securities and such compensation or financial benefit may serve as an incentive to sell the Securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the Securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

In addition to the activities described above, we will also act as the Calculation Agent for the Securities. As Calculation Agent, we will determine any values of the Basket Components and the Basket and make any other determinations necessary to calculate any payments on the Securities. In making these determinations, we may be required to make discretionary judgments, including those described in the accompanying prospectus supplement and under “—Risks Relating to the Basket Components” above. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the Securities, and any of these determinations may adversely affect any payments on the Securities.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

♦	There may be little or no secondary market for the Securities — The Securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Securities. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦	Many economic and market factors will impact the value of the Securities — Structured notes, including the Securities, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the Securities at issuance and their value in the secondary market. Accordingly, in addition to the prices of the Basket Components on any day, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

♦	the expected volatility of the Basket Components;

♦	the correlation (or lack of correlation) among the Basket Components;

♦	the time to maturity of the Securities;

♦	the market prices of, and dividend rates on, the Basket Components;

♦	interest and yield rates in the market generally;

♦	supply and demand for the Securities;

♦	a variety of economic, financial, political, regulatory and judicial events;

♦	the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the component securities held by the Basket Components trade; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦	The estimated value of your Securities is lower than the initial issue price of your Securities — The estimated value of your Securities on the Trade Date is lower than the initial issue price of your Securities. The difference between the initial issue price of your Securities and the estimated value of the Securities is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

♦	The estimated value of your Securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market — The estimated value of your Securities on the Trade Date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market. Also, this difference in funding rate as well as certain factors, such as sales commissions, selling concessions, estimated costs and profits mentioned below, reduces the economic terms of the Securities to you.

♦	The estimated value of the Securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions — The estimated value of your Securities on the Trade Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Securities may not be consistent with those of other financial institutions that may be purchasers or sellers of Securities in the secondary market. As a result, the secondary market price of your Securities may be materially different from the estimated value of the Securities determined by reference to our internal pricing models.

♦	The estimated value of your Securities is not a prediction of the prices at which you may sell your Securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Securities and may be lower than the estimated value of your Securities — The estimated value of the Securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Securities. Further, as secondary market prices of your Securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Securities such as fees, commissions, discounts, and the costs of hedging our obligations under the Securities, secondary market prices of your Securities will likely be lower than the initial issue price of your Securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your Securities, and any sale prior to the Maturity Date could result in a substantial loss to you.

♦	The temporary price at which we may initially buy the Securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Securities — Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market (if Barclays Capital Inc. makes a market in the Securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Securities on the Trade Date, as well as the secondary market value of the Securities, for a temporary period after the initial issue date of the Securities. The price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Securities. Please see “Additional Information Regarding Our Estimated Value of the Securities” on page PS-3 for further information.

Hypothetical Examples and Return Table of the Securities at Maturity

Hypothetical terms only. Actual terms may vary. See the cover page for actual offering terms.

The examples and table below illustrate the payment at maturity for a $10 principal amount Security on a hypothetical offering of Securities under various scenarios, with the assumptions set forth below.* You should not take these examples or the table below as an indication or assurance of the expected performance of the Securities. The examples and table below do not take into account any tax consequences from investing in the Securities. Numbers appearing in the examples and table below have been rounded for ease of analysis.

Term:	Approximately 15 months
Initial Basket Level:	100.00
Digital Return:	17.05%
Digital Barrier:	90.00 (90% of the Initial Basket Level)
Downside Threshold:	90.00 (90% of the Initial Basket Level)
Threshold Percentage:	10%
Downside Gearing:	Approximately 1.1111

*Terms used for purposes of these hypothetical examples do not represent the actual Final Basket Level. The hypothetical Initial Component Prices of $100.00 for the iShares® MSCI Brazil ETF and $100.00 for the iShares® China Large-Cap ETF have been chosen for illustrative purposes only and do not represent the actual Initial Component Prices for the Basket Components. The actual Initial Component Price of each Basket Component is set forth on the cover of this pricing supplement, the actual Final Component Price of each Basket Component will be the Closing Price of that Basket Component on the Final Valuation Date and the actual Final Basket Level will be determined on the Final Valuation Date. For historical Closing Prices of the Basket Components and historical performance of the Basket, please see the historical information set forth under the sections titled “The Basket,” “iShares® MSCI Brazil ETF” and “iShares® China Large-Cap ETF” below. We cannot predict the value of the Basket or the Closing Price of any Basket Component on any day during the term of the Securities, including on the Final Valuation Date.

Final Basket Level	Basket Return	Payment at Maturity	Total Return on Securities at Maturity[1]
180.00	80.00%	$11.705	17.050%
170.00	70.00%	$11.705	17.050%
160.00	60.00%	$11.705	17.050%
150.00	50.00%	$11.705	17.050%
140.00	40.00%	$11.705	17.050%
130.00	30.00%	$11.705	17.050%
120.00	20.00%	$11.705	17.050%
110.00	10.00%	$11.705	17.050%
105.00	5.00%	$11.705	17.050%
100.00	0.00%	$11.705	17.050%
95.00	-5.00%	$11.705	17.050%
90.00	-10.00%	$11.705	17.050%
89.99	-10.01%	$9.999	-0.011%
80.00	-20.00%	$8.889	-11.111%
70.00	-30.00%	$7.778	-22.222%
60.00	-40.00%	$6.667	-33.333%
50.00	-50.00%	$5.556	-44.444%
40.00	-60.00%	$4.444	-55.556%
30.00	-70.00%	$3.333	-66.667%
20.00	-80.00%	$2.222	-77.778%
10.00	-90.00%	$1.111	-88.889%
0.00	-100.00%	$0.000	-100.00%
[1]	The “total return” is the number, expressed as a percentage, that results from comparing the payment at maturity per Security to the purchase price of $10 per Security.

Example 1 — The value of the Basket increases 5.00% from the Initial Basket Level of 100.00 to a Final Basket Level of 105.00, resulting in a Basket Return of 5.00%.

Basket Component	Initial Component Price	Final Component Price	Component Return	Weighting
EWZ Fund	$100.00	$115.00	15.00%	50.00%
FXI Fund	$100.00	$95.00	-5.00%	50.00%

Step 1: Calculate the Final Basket Level based on the Final Component Prices and Weightings for each Basket Component.

The Final Basket Level is calculated as follows:

100.00 × [1+ (15.00% × 50.00%) + (-5.00% × 50.00%)] = 105.00

Therefore, the Final Basket Level is 105.00, resulting in a Basket Return of 5.00%.

Step 2: Calculate the payment at maturity.

Because the Final Basket Level is greater than or equal to the Digital Barrier, the Issuer will pay you an amount based on the Digital Return. The issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 × Digital Return)
$10 + ($10 × 17.05%) = $10 + $1.705 = $11.705

The payment at maturity of $11.705 per Security represents a total return on the Securities of 17.05%.

Example 2 — The value of the Basket increases 30.00% from the Initial Basket Level of 100.00 to a Final Basket Level of 130.00, resulting in a Basket Return of 30.00%.

Basket Component	Initial Component Price	Final Component Price	Component Return	Weighting
EWZ Fund	$100.00	$115.00	15.00%	50.00%
FXI Fund	$100.00	$145.00	45.00%	50.00%

Step 1: Calculate the Final Basket Level based on the Final Component Prices and Weightings for each Basket Component.

The Final Basket Level is calculated as follows:

100.00 × [1+ (15.00% × 50.00%) + (45.00% × 50.00%)] = 130.00

Therefore, the Final Basket Level is 130.00, resulting in a Basket Return of 30.00%.

Step 2: Calculate the payment at maturity.

Because the Final Basket Level is greater than or equal to the Digital Barrier, the Issuer will pay you an amount based on the Digital Return. The issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 × the Digital Return)
$10 + ($10 × 17.05%) = $10 + $1.705 = $11.705

The payment at maturity of $11.705 per Security represents a total return on the Securities of 17.05%. In this case, the return on the Securities is less than the appreciation of the Basket.

Example 3 — The value of the Basket decreases 5.00% from the Initial Basket Level of 100.00 to a Final Basket Level of 95.00, resulting in a Basket Return of -5.00%.

Basket Component	Initial Component Price	Final Component Price	Component Return	Weighting
EWZ Fund	$100.00	$85.00	-15.00%	50.00%
FXI Fund	$100.00	$105.00	5.00%	50.00%

Step 1: Calculate the Final Basket Level based on the Final Component Prices and Weightings for each Basket Component.

The Final Basket Level is calculated as follows:

100.00 × [1+ (-15.00% × 50.00%) + (5.00% × 50.00%)] = 95.00

Therefore, the Final Basket Level is 95.00, resulting in a Basket Return of -5.00%.

Step 2: Calculate the payment at maturity.

Because the Final Basket Level is greater than or equal to the Digital Barrier, even though the Final Basket Level is less than the Initial Basket Level, the Issuer will pay you an amount based on the Digital Return. The issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 × the Digital Return)
$10 + ($10 × 17.05%) = $10 + $1.705 = $11.705

The payment at maturity of $11.705 per Security represents a total return on the Securities of 17.05%. Even though the Basket decreased by 5.00% in this example, because the Final Basket Level is greater than the Digital Barrier, you will receive a positive return equal to the Digital Return of 17.05%.

Example 4 — The value of the Basket decreases 60.00% from the Initial Basket Level of 100.00 to a Final Basket Level of 40.00, resulting in a Basket Return of -60.00%.

Basket Component	Initial Component Price	Final Component Price	Component Return	Weighting
EWZ Fund	$100.00	$50.00	-50.00%	50.00%
FXI Fund	$100.00	$30.00	-70.00%	50.00%

Step 1: Calculate the Final Basket Level based on the Final Component Prices and Weightings for each Basket Component.

The Final Basket Level is calculated as follows:

100.00 × [1+ (-50.00% × 50.00%) + (-70.00% × 50.00%)] = 40.00

Therefore, the Final Basket Level is 40.00, resulting in a Basket Return of -60.00%.

Step 2: Calculate the payment at maturity.

In this example, the hypothetical Final Component Price of each Basket Component is less than its hypothetical Initial Component Price, which results in the hypothetical Final Basket Level being less than the Initial Basket Level.

Because the Basket Return is negative and the Final Basket Level is less than the Downside Threshold, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + [$10 × (Basket Return + Threshold Percentage) × Downside Gearing]

$10 + [$10 × (-60.00% + 10%) × 1.1111] = $10 + -$5.556 = $4.444

The payment at maturity of $4.444 per Security represents a loss on the Securities of 55.556%.

If the Final Basket Level is less than the Downside Threshold, at maturity the Issuer will repay less than the full principal amount, if anything, resulting in a loss of 1.1111% of principal for every 1% decline in the Basket in excess of the Threshold Percentage. Investors could lose some or all of their principal amount.

What Are the Tax Consequences of an Investment in the Securities?

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Securities.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat the Securities for U.S. federal income tax purposes as prepaid forward contracts with respect to the Basket. Assuming this treatment is respected, upon a sale or exchange of the Securities (including redemption at maturity), you should recognize gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Securities, which should equal the amount you paid to acquire the Securities. Subject to the application of the constructive ownership rules, any gain or loss recognized on your Securities should be treated as long-term capital gain or loss if you hold your Securities for more than a year, whether or not you are an initial purchaser of Securities at the issue price. The Securities could be treated as constructive ownership transactions within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the Securities that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the Securities’ term. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the Securities. Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the constructive ownership rules.

The IRS or a court may not respect the treatment of the Securities described above, in which case the timing and character of any income or loss on the Securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Securities, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice. Non-U.S. holders. Insofar as we have responsibility as a withholding agent, we do not intend to treat payments on the Securities to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the Securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel is of the opinion that these regulations should not apply to the Securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the Securities.

The Basket

The Securities are linked to an equally weighted basket consisting of the EWZ Fund and the FXI Fund. While historical information on the value of the Basket does not exist for dates prior to the Trade Date, the following graph sets forth the performance of the Basket from January 4, 2016 through February 6, 2026, assuming that, on January 4, 2016, the Basket was constructed with the specified weights for the Basket Components, the Initial Component Prices were determined and the Initial Basket Level was set equal to 100.00. The dotted line represents a hypothetical Digital Barrier and Downside Threshold of 136.45, which is equal to 90% of the hypothetical value of the Basket on February 6, 2026.

We obtained the Closing Prices of each Basket Component used to calculate the below graph from Bloomberg Professional® service (“Bloomberg”), without independent verification. Historical performance of the Basket should not be taken as an indication of future performance. Future performance of the Basket may differ significantly from historical performance, and no assurance can be given as to the value of the Basket during the term of the Securities, including on the Final Valuation Date. We cannot give you assurance that the performance of the Basket will not result in a loss on your initial investment.

The performance of the Basket will reflect the performance of the Basket Components. See “Risk Factors—Correlation (or lack of correlation) of performances among the Basket Components may adversely affect your return on the Securities, and changes in the values of the Basket Components may offset each other” above.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

iShares® MSCI Brazil ETF

According to publicly available information, the EWZ Fund is an exchange-traded fund of iShares®, Inc., a registered investment company, that seeks to track the investment results, before fees and expenses, of an index composed of Brazilian equities, which is currently the MSCI Brazil 25/50 Index (with respect to the EWZ Fund, the “Underlying Index”). The Underlying Index is a free float-adjusted market capitalization index that is designed to measure the performance of the large- and mid-capitalization segments of the equity market in Brazil. For more information about the EWZ Fund, see “Exchange-Traded Funds—The iShares® ETFs” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the EWZ Fund from January 2, 2016 through February 6, 2026, based on the daily Closing Prices of the EWZ Fund. The Closing Price of the EWZ Fund on February 6, 2026 was $37.56.

We obtained the Closing Prices of the EWZ Fund from Bloomberg, without independent verification. Historical performance of the EWZ Fund should not be taken as an indication of future performance. Future performance of the EWZ Fund may differ significantly from historical performance, and no assurance can be given as to the Closing Price of the EWZ Fund during the term of the Securities, including on the Final Valuation Date. We cannot give you assurance that the performance of the EWZ Fund will not result in a loss on your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

iShares® China Large-Cap ETF

According to publicly available information, the FXI Fund is an exchange-traded fund of iShares® Trust, a registered investment company, that seeks to track the investment results, before fees and expenses, of an index composed of large-capitalization Chinese equities that trade on the Hong Kong Stock Exchange, which is currently the FTSE China 50 Index (with respect to the FXI Fund, the “Underlying Index”). The Underlying Index is a free float-adjusted and foreign ownership limit-adjusted market capitalization index that is designed to represent the performance of the Chinese companies that are listed on the Hong Kong Stock Exchange. For more information about the FXI Fund, see “Exchange-Traded Funds—The iShares® ETFs” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the FXI Fund from January 4, 2016 through February 6, 2026, based on the daily Closing Prices of the FXI Fund. The Closing Price of the FXI Fund on February 6, 2026 was $39.22.

We obtained the Closing Prices of the FXI Fund from Bloomberg, without independent verification. Historical performance of the FXI Fund should not be taken as an indication of future performance. Future performance of the FXI Fund may differ significantly from historical performance, and no assurance can be given as to the Closing Price of the FXI Fund during the term of the Securities, including on the Final Valuation Date. We cannot give you assurance that the performance of the FXI Fund will not result in a loss on your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Supplemental Plan of Distribution

We have agreed to sell to Barclays Capital Inc. and UBS Financial Services Inc., together the “Agents,” and the Agents have agreed to purchase, all of the Securities at the initial issue price indicated on the cover of this pricing supplement. All sales of the Securities will be made to certain fee-based advisory accounts for which UBS Financial Services Inc. is an investment advisor. UBS Financial Services Inc. will act as placement agent at an initial issue price of $10 per Security and will not receive a sales commission.

We or our affiliates have entered or will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

We have agreed to indemnify the Agents against liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make relating to these liabilities as described in the prospectus and the prospectus supplement. We have agreed that UBS Financial Services Inc. may sell all or a part of the Securities that it purchases from us to its affiliates at the price that is indicated on the cover of this pricing supplement.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the Securities offered by this pricing supplement have been issued by Barclays Bank PLC pursuant to the indenture, the trustee has made, in accordance with instructions from Barclays Bank PLC, appropriate entries or notations in its records relating to the master global note that represents such Securities (the “master note”), and such Securities have been delivered against payment as contemplated herein, such Securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or application giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of May 15, 2025, filed as an exhibit to the Registration Statement on Form F-3ASR by Barclays Bank PLC on May 15, 2025, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP, dated May 15, 2025, which has been filed as an exhibit to the Registration Statement referred to above.